Exhibit 4.1

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated and effective as of December 15, 2017, by and among EXCO Resources, Inc., (the “Issuer”), Wilmington Trust Company, a Delaware trust company and having its corporate trust office at 1100 North Market Street, Wilmington, Delaware 19890 (the “Resigning Trustee”) and Wilmington Savings Fund Society FSB, a federal savings bank duly organized and existing under the laws of the United States of America (the “Successor Trustee”). Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

WITNESSETH

WHEREAS, on September 15, 2010, the Issuer executed an Indenture (as amended, amended and restated, modified and supplemented from time to time, the “Indenture”) providing for the issuance from First Supplemental Indenture dated September 15, 2010 of the 7.500% Senior Notes due 2018 (the “2018 Notes”) and issuance from Third Supplemental Indenture dated April 16, 2014 of the 8.500% Senior Notes due 2022 (the “2022 Notes”, and together with the 2018 Notes, the “Securities”);

WHEREAS, the Resigning Trustee has been acting as Trustee, Security Registrar, Paying Agent and custodian for the Depositary (herein referred to as “Custodian”) under the Indenture;

WHEREAS, Section 610 of the Indenture provides that under certain conditions the Resigning Trustee may resign at any time and the Issuer may remove the Trustee at any time;

WHEREAS, Section 610 of the Indenture further provides that no resignation or removal of the Trustee shall be effective, and no appointment of a successor Trustee shall become effective until the acceptance of appointment by a Successor Trustee pursuant to Section 611;

WHEREAS, Section 611 of the Indenture provides that the successor Trustee shall be qualified under the provisions of Section 609 of the Indenture;

WHEREAS, Section 611 of the Indenture further provides that any successor Trustee appointed under the Indenture shall execute, acknowledge and deliver to the Issuer and to the Resigning Trustee an instrument accepting such appointment, thereupon the resignation or removal of the Resigning Trustee shall become effective and the Successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, trusts and duties of the Resigning Trustee;

WHEREAS, the Resigning Trustee wishes to resign as Trustee, Security Registrar, Paying Agent and Custodian with respect to the Securities under the Indenture, and the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Security Registrar, Paying Agent and Custodian with respect to the Securities under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept such appointment as successor Trustee, Security Registrar, Paying Agent and Custodian with respect to the Securities under the Indenture.

NOW, THEREFORE, pursuant to the Indenture and in consideration of the covenants herein contained, it is agreed as follows (words and phrases not otherwise defined in this Instrument having the definitions given thereto in the Indenture):

1.	Pursuant to the terms of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee has resigned as Trustee under the Indenture effective as of December 15, 2017 (the “Effective Date”); it being understood and agreed that this Instrument shall be deemed to constitute written notice to the Issuer of such resignation in accordance with Section 610 of the Indenture. The resignation, appointment and acceptance of the Security Registrar, Paying Agent and Custodian effected hereby shall be effective as of the opening of business on December 30, 2017. The parties hereto hereby acknowledge and agree that as of the Effective Date (and with respect to the roles of Security Registrar, Paying Agent and Custodian, December 30, 2017) any and all references to the Trustee, Security Registrar, Paying Agent or Custodian in the Indenture shall hereby mean the Successor Trustee and its permitted successors and assigns.

2.	Effective as of the Effective Date, and subject to the payment of all fees and expenses owing to the Resigning Trustee (including the fees and expenses of its legal counsel) the Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title, interest under the Indenture and all of its rights, title, interests, capacities, privileges and duties as Trustee, Security Registrar, Paying Agent and Custodian under the Indenture.

3.	The Resigning Trustee agrees (at the Issuer’s expense) to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Issuer may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all of the rights, title, interests, capacities, privileges and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

4.	Effective as of the Effective Date, the Issuer hereby accepts the Resigning Trustee’s resignation and the Issuer appoints the Successor Trustee as successor Trustee under the Indenture; and the Issuer confirms to the Successor Trustee all of the rights, title, interest, capacities, privileges and duties of the Trustee, Security Registrar, Paying Agent and Custodian under the Indenture.

5.	The Issuer agrees (at its own expense) to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, title, interests, capacities, privileges and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

6.	Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and shall be vested with all of the rights, title, interests, capacities, privileges, duties and responsibilities of the Trustee, Security Registrar, Paying Agent and Custodian under the Indenture.

7.	The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indenture to be appointed successor Trustee and hereby accepts the appointment as successor Trustee and agrees that upon the signing of this Instrument it shall become vested with all the rights, title, interest, capacities, privileges and duties of the Resigning Trustee with like effect as if originally named as Trustee, Security Registrar, Paying Agent and Custodian under the Indenture.

8.	The Successor Trustee shall cause notice of the removal, appointment and acceptance, substantially in the form of Exhibit A hereto, to be given to the Holders of the Securities in accordance with the provisions of the Indenture.

9.	Effective as of the Effective Date, the Successor Trustee shall serve as Trustee, Security Registrar, Paying Agent and Custodian as set forth in the Indenture at its principal corporate trust office in Wilmington, Delaware or such other address as may be specified, where notices and demands to or upon the Issuer in respect of the Securities may be served.

10.	Prior to the Effective Date, the Resigning Trustee shall deliver to the Successor Trustee the items listed on Exhibit B hereto, to the extent these items are in the possession of the Resigning Trustee.

11.	The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

a)	As of the Effective Date, the Resigning Trustee holds no moneys in any fund or account established by it as Trustee under the Indenture.

b)	The Outstanding principal amount of the 2018 Notes is $131,576,000, and the Outstanding principal amount of the 2022 Notes is $70,169,000.

c)	Interest on the 2018 Notes has been paid through and including September 14, 2017, and interest on the 2022 Notes has been paid through and including October 14, 2017.

12.	The Issuer hereby represents and warrants to the Successor Trustee that:

a)	It is duly authorized to accept the resignation of the Resigning Trustee as the Trustee and appoint the Successor Trustee as the Trustee.

b)	Except with respect to the defaults listed on Exhibit C hereto, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

c)	No covenant or condition contained in the Indenture has been waived by the Issuer or to the best of its knowledge by the holders of the percentage in aggregate principal amount of either series of Securities required by the Indenture to effect any such waiver.

d)	Except for the supplemental indentures executed prior to the date hereof, each of which is listed on Exhibit B hereto, the Issuer has entered into no other supplement or amendment to the Indenture or any other document executed by the Issuer in connection with the Securities.

13.	Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, and the Effective Date:

a)	it has power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part; and

b)	this Instrument has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights or by general principles of equity limiting the availability of equitable remedies.

14.	The parties hereto agree that this Instrument does not constitute an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any actions or inaction by the Resigning Trustee under the Indenture.

15.	Notwithstanding the resignation of Resigning Trustee effected hereby, the Issuer shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify Resigning Trustee for its prior trusteeship under the Indenture, but only to the extent provided under the Indenture. This Instrument does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses, liens or indemnity to which it is or may be entitled pursuant to the Indenture and which shall remain and survive the termination of the Indenture.

16.	This Instrument does not constitute an assumption by Resigning Trustee of, and Resigning Trustee shall not be liable for, any liability arising out of any actions or omissions by Successor Trustee occurring after the applicable effectiveness of its appointment as Trustee, Security Registrar, Paying Agent and Custodian hereunder.

17.	Promptly after the Effective Date of this Instrument, the Successor Trustee shall notify The Depository Trust Company (“DTC”) of the succession set forth in this Instrument. Both the Resigning Trustee and the Successor Trustee agree to take such other actions as may be reasonably necessary to cause DTC to recognize the succession set forth in this Instrument.

18.

The parties hereto agree that as of the Effective Date, all references to the Resigning Trustee as Trustee in the Indenture shall be deemed to refer to the Successor Trustee. From and after the Effective Date, all notices or payments which were required by the terms of the Indenture and Securities to be given or paid to the Resigning Trustee, as Trustee, Security Registrar,

Paying Agent and Custodian shall be given or paid to: Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801, Attention: Patrick J. Healy.

19.	This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

20.	This Instrument may be executed in any number of counterparts, including by PDF or facsimile, each of which shall be an original, but which counterparts, shall together constitute but one and the same instrument.

21.	This Instrument shall be binding upon and inure to the benefit of the Issuer, the Resigning Trustee and the Successor Trustee and their respective successors and assigns.

22.	The reasonable fees, costs and expenses incurred by Resigning Trustee and its counsel in connection with the negotiation, drafting, execution, and implementation of this Instrument shall be paid by the Issuer on or prior to the Effective Date. The reasonable fees, costs and expenses incurred by Successor Trustee and its counsel in connection with the negotiation, drafting, execution, and implementation of this Instrument shall be paid by the Issuer on or prior to the Effective Date.

23.	In the event that any provision of this Instrument, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Instrument, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

24.	No amendment shall be made to this Agreement without the written consent of all parties hereto.

25.	TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR RELATING TO THIS INSTRUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and attested by their duly authorized officers, all as of the date and year first above written.

EXCO RESOURCES, INC.

By:	/s/ Tyler Farquharson
Tyler Farquharson
Vice President, Chief Financial Officer and Secretary

WILMINGTON TRUST COMPANY, as Resigning Trustee

By:	/s/ W. Thomas Morris, II
W. Thomas Morris, II
Vice President

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Successor Trustee

By:	/s/ Patrick J. Healy
Patrick J. Healy
Senior Vice President

[Signature Page to Instrument of Resignation, Appointment and Acceptance]

Exhibit A

[Successor Trustee Letterhead]

To the Holders of EXCO Resources, Inc., a Texas corporation (the “Issuer”), 7.500% Senior Notes due 2018, CUSIP No. 269279AD71 (the “2018 Notes”) and 8.500% Senior Notes due 2022, CUSIP No. 269279AE5 (the “2022 Notes” and together with the 2018 Notes, the “Securities”).

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

Reference is made to that certain Indenture dated as of September 15, 2010 (as amended, amended and restated, modified and supplemented from time to time, the “Indenture”), between the Issuer and Wilmington Trust Company (“Wilmington Trust”), as Trustee. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

NOTICE IS HEREBY GIVEN that pursuant to Section 610 of the Indenture, Wilmington Trust has resigned as Trustee, Security Registrar, Paying Agent and custodian for the Depositary under the Indenture (the “Resigning Trustee”). Pursuant to the Indenture, the Issuer has appointed Wilmington Savings Fund Society, FSB (“WSFS”) as successor Trustee, Security Registrar, Paying Agent and custodian for the Depositary under the Indenture, which appointment has been accepted and has become effective as of [●], 201[7].

The address of the Corporate Trust Office of WSFS is:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, Delaware 19801

Attention: Patrick J. Healy

Dated: December [●], 2017

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Successor Trustee

By:
Patrick J. Healy
Senior Vice President

[1]	The CUSIP numbers herein are included solely for the convenience of the recipients of this Notice. Neither the Successor Trustee or Resigning Trustee is responsible for the selection or use of the CUSIP numbers or for the accuracy of CUSIP numbers printed on the Securities or indicated in this Notice.

A-1

Exhibit B

Documents to be provided by Resigning Trustee to Successor Trustee

Indenture dated as of September 15, 2010

First Supplemental Indenture dated as of September 15, 2010

Second Supplemental Indenture dated as of February 12, 2013

Third Supplemental Indenture dated as of April 16, 2014

Fourth Supplemental Indenture dated as of May 12, 2014

Fifth Supplemental Indenture dated as of November 24, 2015

Sixth Supplemental Indenture dated as of August 9, 2016

Seventh Supplemental Indenture dated as of September 2, 2016

B-1

Exhibit C

None.

C-1